Exhibit 4.3

BERKSHIRE HATHAWAY FINANCE CORPORATION

OFFICERS’ CERTIFICATE

ESTABLISHING THE TERMS OF THE

2.000% SENIOR NOTES DUE 2034

March 18, 2022

The undersigned, Marc D. Hamburg and Jennifer M. Tselentis, do hereby certify pursuant to Section 3.01 of that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among Berkshire Hathaway Finance Corporation (the “Company”), Berkshire Hathaway Inc., as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, that:

1. They are (i) the President and (ii) the Assistant Secretary, respectively, of the Company.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Company.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Company’s 2.000% Senior Notes due 2034 (the “Notes”).

4. The Notes are a separate series of Securities under the Indenture. The terms of the Notes set forth in the form of Notes attached hereto as Annex A are incorporated herein by reference.

5. The title of the Notes shall be the “2.000% Senior Notes due 2034.” The Notes will be the Company’s unsecured senior obligations, will rank pari passu in right of payment with all of the Company’s unsubordinated, unsecured indebtedness and will be senior in right of payment to all of the Company’s subordinated indebtedness.

6. The Notes shall be issued at the initial offering price of 99.989% of the principal amount thereof.

7. The Company will initially issue €750,000,000 aggregate principal amount of Notes. The Company may issue additional Notes from time to time after the date hereof, and such Notes will be treated as part of the same series of Notes for all purposes under the Indenture.

8. All of the Company’s obligations under the Notes and/or the Indenture will be unconditionally and irrevocably guaranteed by Berkshire Hathaway Inc., as Guarantor. The form of Guarantee is attached to the specimen Note attached hereto as Annex A, and is incorporated herein by reference.

9. The principal amount of the Notes will mature on March 18, 2034.

10. The Notes are issuable in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

11. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or March 18, 2022 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

12. The Notes will bear interest from March 18, 2022 at the rate of 2.000% per annum, payable annually in arrears on March 18 of each year, commencing March 18, 2023, to the holders of record of the Notes at the close of business on the preceding March 3 (whether or not a Business Day), or if the Notes are represented by one or more global securities, the close of business on the business day (for this purpose a day on which Euroclear Bank S.A/N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) are open for business) immediately preceding the interest payment date.

13. Payment of the principal of and premium, if any, and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in The City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 5AL; provided, however, that at the option of the Company payments of principal, premium or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal or premium.

14. All payments of interest and principal on the Notes, including payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (in each case, the “Market Exchange Rate”). The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 1.01(f) of the Indenture. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

15. The Notes will initially be issued in the form of one or more Global Securities and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. The Bank of New York Mellon, London Branch shall initially serve as the Depositary for such Global Securities.

16. The Paying Agent for the Notes will be The Bank of New York Mellon, London Branch. Notwithstanding the foregoing, upon notice to the Trustee, the Company may change the Paying Agent.

17. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

18. The Company will be obligated to pay additional amounts on the Notes as described under the heading “Payment of Additional Amounts” in the form of the Notes incorporated herein by reference (such amounts, the “Additional Amounts”).

At least 10 days prior to the first Interest Payment Date and at least 10 days prior to each date of payment of principal or interest on the Notes if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate last delivered to the Trustee and the principal Paying Agent, if other than the Trustee, the Company shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent whether such payment of principal or interest on the Notes shall be made to Holders without withholding or deduction for or on account of any taxes described under the heading “Payment of Additional Amounts” in the form of the Notes incorporated herein by reference. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that Additional Amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such Paying Agent such Additional Amounts required to be paid under the Notes.

Whenever in the Notes there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms hereof, and express mention of the payment of Additional Amounts in any provision of the Notes shall not be construed as excluding the payment of Additional Amounts in those provisions thereof where such express mention is not made.

19. The Notes may be redeemed in whole or in part pursuant to the terms set forth in the form of the Notes incorporated herein by reference. Notwithstanding Section 11.04 of the Indenture, notice of any “make whole” redemption need not set forth the Redemption Price, but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. Prior to the giving of any notice of redemption with respect to a redemption arising from the payment of Additional Amounts, the Company shall deliver to the Trustee an Officers’ Certificate to the effect that all conditions precedent provided for in the Indenture to such redemption have been complied with.

20. The Notes and the authentication pages to the Notes may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Trustee may authenticate the Notes by manual, facsimile or electronic signature. Electronically imaged signatures such as ..pdf files, faxed signatures or other electronic signatures to the Notes and the authentication pages to the Notes shall have the same effect as original signatures.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned as of the date first written above.

/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	President

/s/ Jennifer M. Tselentis
Name:	Jennifer M. Tselentis
Title:	Assistant Secretary

[BHFC Officers’ Certificate Establishing Terms of 2.000% Senior Notes due 2034 (EUR)]

ANNEX A

SPECIMEN OF NOTE

2.000% Senior Notes due 2034

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee,

By:
Name:
Title:

Dated: March 18, 2022

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO BERKSHIRE HATHAWAY FINANCE CORPORATION OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

BERKSHIRE HATHAWAY FINANCE CORPORATION

**************************

2.000% Senior Notes due 2034

CUSIP: 084664 DD0

ISIN: XS2456839369

COMMON CODE: 245683936

No.	€
(as revised by the Schedule of Increases and Decreases in Global Security attached hereto)

BERKSHIRE HATHAWAY FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered Holder hereof, as nominee of The Bank of New York Mellon, London Branch as common depositary for Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), the principal sum of                                                 (€                ) (as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on March 18, 2034, and to pay interest thereon from and including March 18, 2022 or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, annually on March 18 in each year, commencing March 18, 2023 (each an “Interest Payment Date”), at the rate of 2.000% per annum (as adjusted, if at all, pursuant to such Indenture, the “Interest Rate”), until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, which is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on the Debt Securities of this series will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Debt Securities of this series (or March 18, 2022 if no interest has been paid on the Debt Securities of this series), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not a Business Day) for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, The City of New York or London are authorized or required by law, regulation or executive order to close and that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

“Regular Record Date” means, with respect to any Interest Payment Date, the March 3 (whether or not a Business Day) or, if this Debt Security is represented by one or more Global Securities, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business), in each case, immediately preceding such Interest Payment Date.

Payment of the principal of and premium, if any, and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 5AL; provided, however, that at the option of the Company payments of principal, premium or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, subject to surrender at such office or agency, in the case of payments of principal or premium.

All payments on this Debt Security will be made in euro; provided, that if on or after March 18, 2022, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Debt Security will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of this Debt Security so made in U.S. dollars will not constitute an Event of Default with respect to the Debt Securities of this series or under the Indenture governing the Debt Securities. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

“euro” and “€” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 18, 2022	BERKSHIRE HATHAWAY FINANCE CORPORATION

By:
	Name:	Marc D. Hamburg
	Title:	President

Attest:

Name:	Jennifer M. Tselentis
Title:	Assistant Secretary

[REVERSE OF DEBT SECURITY]

This Debt Security is one of a duly authorized series of notes of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 28, 2022 (herein called the “Base Indenture”, and as supplemented by the Officers’ Certificate dated March 18, 2022 with respect to this Debt Security, together with the Base Indenture, called the “Indenture”), among the Company, as issuer, Berkshire Hathaway Inc., as guarantor (herein called the “Guarantor”, which term shall include any successor Guarantor under the Indenture), and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to €750,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Debt Securities of a series, provided that no additional securities of a series may be issued if at the time of issuance an Event of Default has occurred and is continuing with respect to such series of securities.

This Debt Security does not have the benefit of any sinking fund obligation.

This Debt Security may be redeemed, in whole or in part, at the option of the Company, at any time prior to December 18, 2033, at a redemption price equal to the greater of (A) 100% of the principal amount to be redeemed or (B) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the portion of this Debt Security being redeemed that would be due if the Debt Security matured on December 18, 2033, not including any portion of such payments of interest accrued as of the date fixed for redemption, discounted to the date fixed for redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), at the Comparable Government Bond Rate plus thirty (30) basis points, plus accrued and unpaid interest on the portion of this Debt Security being redeemed to, but excluding, the date fixed for redemption.

This Debt Security may be redeemed, in whole or in part, at the option of the Company any time on or after December 18, 2033, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest on the portion of this Debt Security being redeemed to, but excluding, the date fixed for redemption.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision of or taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is announced or becomes effective on or after March 8, 2022, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, there is a substantial probability that the Company will become, obligated to pay additional amounts as described under the heading “Payment of Additional Amounts,” below, with respect to the Debt Securities, then the Company may at any time at its option redeem the Debt Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Debt Securities being redeemed to, but excluding, the date fixed for redemption.

“Comparable Government Bond” means in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Debt Securities of this series being redeemed or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded up to 0.001), at which the gross redemption yield on the Debt Securities of this series, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Remaining Scheduled Payments” means, with respect to any Debt Security of this series, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Debt Security, the amount of the next scheduled interest payment thereon will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to such Redemption Date.

The Company must give the Holders of this Debt Security notice, as provided in the Indenture, of any redemption of this Debt Security not less than 10 days or more than 60 days before the date fixed for redemption. If the Company elects to redeem fewer than all the Debt Securities of this series, the Trustee will select the particular Debt Securities of this series to be redeemed by such method that the Trustee deems fair and appropriate; provided, that if the Debt Securities of this series are represented by one or more Global Securities, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor; provided further, that no Debt Securities of this series of a principal amount of €100,000 or less shall be redeemed in part.

In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Debt Security or of certain restrictive covenants and Events of Default with respect to this Debt Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities of each series and of the Guarantees to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected (voting together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and/or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Debt Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the

Holders of at least 33% in principal amount of the Debt Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debt Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture and this Debt Security are governed by the laws of the State of New York, without regard to conflicts of laws provisions thereof.

The Debt Securities of this series are issuable in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent thereof may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

Except in the limited circumstances described in Section 3.05 of the Indenture, the Debt Securities of this series shall be issued in the form of one or more Global Securities and a common depositary for the accounts of Euroclear and Clearstream shall be the Depositary for such Global Security or Securities.

All terms used in this Debt Security which are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payment of Additional Amounts

All payments of principal and interest in respect of the Debt Securities of this series shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law or the official interpretation or administration thereof.

In the event any withholding or deduction on payments in respect of the Debt Securities of this series for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any political subdivision or taxing authority thereof or therein, the Company shall pay such additional amounts on the Debt Securities of this series as will result in receipt by each beneficial owner of such Debt Security that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Debt Securities or the receipt of payments in respect of those Debt Securities) between a Holder of a Debt Security of this series (or the beneficial owner for whose benefit such Holder holds such Debt Security), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Debt Security of this series for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b)	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)

any tax, assessment or other governmental charge which is payable by any method other than withholding or deducting from payment of principal of or premium, if any, or interest on the Debt Securities of this series;

(e)

any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of and premium, if any, or interest on any Debt Security of this series if that payment can be made without withholding by any other Paying Agent;

(f)

any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any Holder of Debt Securities of this series to comply with the Company’s request or a request of the Company’s agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any Holder of the Debt Securities of this series that such beneficial owner or Holder is legally able to deliver (including, but not limited to, the requirement to provide an applicable Internal Revenue Service Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(g)

any tax, assessment or other governmental charge imposed on interest received by (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Treasury regulations that may be promulgated thereunder) of the Company, (2) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this item (g);

(h)

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will the Company pay any additional amounts to any beneficial owner or Holder of Debt Securities of this series who is a fiduciary or partnership (including any entity treated as a partnership for U.S. federal income tax purposes) to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Debt Securities.

“U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

GUARANTEE OF

BERKSHIRE HATHAWAY INC.

FOR VALUE RECEIVED, Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees to the holders (the “Holders”) of any security authenticated and delivered (each a “Security”) by The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under that certain Indenture, dated as of January 28, 2022 (the “Indenture”), among the Trustee, the Guarantor and Berkshire Hathaway Finance Corporation, a Delaware corporation (“Issuer”), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future payment obligations of the Issuer pursuant to the terms of such Security and/or the Indenture, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the “Obligations”). Nothing herein shall be deemed to guarantee any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to guarantee any obligation of any person or entity other than the Issuer.

The Guarantor’s obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Security or the Indenture, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.

The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Guarantee.

The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Guarantee.

The Guarantor agrees to pay on demand all fees and out-of-pocket expenses incurred by the Holders or the Trustee in any way relating to the enforcement or protection of the rights of the Holders and/or the Trustee hereunder.

Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor’s expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security or the Indenture is overdue or unpaid.

No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guarantee;

(b) the execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c) all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(d) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(e) there are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against it, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair its ability to perform its obligations under this Guarantee.

The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture) without the prior written consent of the Holders or the Trustee.

All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Security; provided, however, that payment of any fees or expenses pursuant to the fifth paragraph hereof shall be made by wire transfer of immediately available funds to an account at a commercial bank in the United States specified to the Guarantor at least ten (10) days in advance of any demand for payment by the Holders or the Trustee.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Attention: Chief Financial Officer

Facsimile: (402) 346-3375

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

No amendment or waiver of any provision of this Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Guarantee that are valid.

THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTEE.

Dated: March 18, 2022	BERKSHIRE HATHAWAY INC.
By:
Name: Marc D. Hamburg
Title:Senior Vice President and
Chief Financial Officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Debt Security have been made:

Date of exchange	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debt Security to:

————————————————————————————————————————

————————————————————————————————————————
(Insert assignee’s social security or tax identification number)

————————————————————————————————————————

————————————————————————————————————————

————————————————————————————————————————
(Insert address and zip code of assignee)

and irrevocably appoints _______ as agent to transfer this Debt Security on the Security Register. The agent may substitute another to act for him or her.

Dated: Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Debt Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.